UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2014

TOP TO BOTTOM PRESSURE WASHING, INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-55011	35-2470359
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 926-9700

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

On May 5, 2014, pursuant to a Stock Purchase Agreement, the majority Shareholder, Andy Z. Fan, surrendered 33,250,000 shares of his stock as part of a change in control of the Company.  For services rendered valued at $0.01 per share, William S. Coleman, Jr. received 3,000,000 of those shares, Diane J. Harrison received 250,000 shares and 500,000 shares went to other shareholder(s); the balance of 29,500,000 was cancelled and returned to the Company’s authorized but unissued.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 5, 2014 at a Special Meeting of the Board of Directors, a change in our officers and directors was approved:

Mr. William S. Coleman, Jr., age 59, was nominated as Director, President and Chairman of the Board, and he accepted the positions which became effective May 5, 2014. There are no arrangements or understanding between Mr. Coleman and any other person pursuant to which he was selected as a Director, President and Chairman of the Board, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Coleman and any other director or executive officer of the Company.

Ms. Diane J. Harrison, age 56, was nominated as Director and Secretary and she accepted the positions which became effective May 5, 2014. There are no arrangements or understanding between Ms. Harrison and any other person pursuant to which she was selected as a Director and Secretary, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which she will have a direct or indirect material interest.  In addition, there are no family relationships between Ms. Harrison and any other director or executive officer of the Company.

Mr. Andy Z. Fan, resigned his position as Chief Executive Officer, President, Treasurer, Chief Financial Officer, Director and Chairman of the Board of Directors, and Ms. Tina Donnelly resigned from her position as Secretary effective May 5, 2014, to allow for the appointments of Mr. Coleman and Ms. Harrison.  Neither Mr. Fan nor Ms. Donnelly has any disagreements with the Company or the incoming officers and directors.

Background of Mr. William S. Coleman, Jr.:

Mr. Coleman is currently the Chief Executive Officer and Owner of a national Health Insurance Brokerage firm and the owner of Pro30 mortgage approval software.  Mr. Coleman is also Manager of EastWestMgmt1, LLC, a nationwide property acquisition company, and Manager of Pro30, LLC.  He has been in the mortgage bank industry for over twenty (20) years:  From 2000 to 2006, he was the CEO/Owner of Pro30 Funding, a national mortgage bank, funding 225 million per month in residential loans with seven locations nationwide. From 1994-2007, he was CEO/Owner of Pacific Capital Mortgage, a national mortgage brokerage firm; 1988-1992, he was CEO/Owner of a RE/Max Real Estate franchise; and from 1989-1992, he was CEO/Owner of an Escrow Company.

Background of Ms. Diane J. Harrison:

Ms. Diane J. Harrison, an attorney licensed in Florida and Nevada, and is a securities lawyer in private practice with her solo firm, Harrison Law, P.A.  She served as Chief Financial Officer, Principal Accounting Officer, Legal Counsel, Treasurer, Secretary and Director of AF Ocean Investment Management Company [OTCBB:AFAN] from July 2010 to July 2013; as Treasurer, Principal Accounting Officer, and Director of Sichuan Leaders Petrochemical Company [OTCBB:SLPC] from to August 2013 and Secretary to March 2014; and as the Chairman and President of Cheetah Consulting, Inc., now known as Vision Industries Corp. [OTCBB:VIIC], from January 2, 2007 to December 15, 2008.  She has remained as securities counsel for Vision Industries Corp. Ms. Harrison is currently the President and Chief Financial Officer and Chairman of the Board of Directors of PurpleReal.com, which has filed a registration statement on Form S-1 on March 4, 2014.  She has a Bachelor of Science degree in Chemical Engineering and in May 2000, she received her Juris Doctor degree from Stetson University College of Law, St. Petersburg, Florida, graduating with honors and as the Editor-in-Chief of the Stetson Law Review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOP TO BOTTOM PRESSURE WASHING, INC.
Dated: May 9, 2014	By:	/s/ William S. Coleman, Jr.
Name: William S. Coleman, Jr. Title: President